UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2014

USmart Mobile Device Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1703, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Wing Sun Leung and Ho Man Yeung

On November 7, 2014, Messrs Wing Sun Leung resigned as the Independent Director of USmart Mobile Device Inc. (the “Company”) due to his personal reason. Messrs Leung confirmed that his resignation was not due to any disagreement with the Company.

On November 8, 2014, Messrs Ho Man Yeung resigned as the Independent Director of USmart Mobile Device Inc. (the “Company”) due to his personal reason. Messrs Yeung confirmed that his resignation was not due to any disagreement with the Company.

The board of directors (the “Board”) of the Company has already begun the process of identifying qualified independent director candidates to fill Messrs Leung’s and Messrs Yeung’s seats on which they served.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USmart Mobile Device Inc.

By:	/s/ Philip Lo
Philip Lo
Chief Financial Officer

Date: November 10, 2014